Exhibit 99.1

Equinix Media Contacts:	Switch and Data Media Contacts:
David Fonkalsrud	Jennifer Handshew
K/F Communications, Inc.	STC Associates
(415) 255-6506	(212) 725-1900 ext. 228
dave@kfcomm.com	jhandshew@stcassociates.com

Joan Powell	Chris Reid
Equinix, Inc.	Switch and Data
(650) 513-7098	(813) 207-7722
joanpowell@Equinix.com	creid@switchanddata.com

Equinix Investor Relations Contact:	Switch and Data Investor Relations Contact:
Jason Starr	Seth Potter
Equinix, Inc.	Switch and Data
(650) 513-7401	(646) 277-1230
jstarr@Equinix.com	ir@switchanddata.com

FOR IMMEDIATE RELEASE

EQUINIX TO ACQUIRE SWITCH AND DATA IN $689 MILLION DEAL THAT EXPANDS EQUINIX’S PRESENCE INTO 16 NEW MARKETS

Equinix Continues to Expand Its Global Service Offering;
Extending to New, Customer-driven Markets in North America

Foster City, CA and Tampa, FL–October 21, 2009 – Equinix, Inc. (Nasdaq: EQIX), a provider of global data center services, and Switch & Data Facilities Company, Inc. (Nasdaq: SDXC), a leading provider of data center and Internet exchange services, have entered a definitive agreement for Equinix to acquire Switch and Data in a transaction valued at approximately $689 million in cash and stock, based on yesterday’s market close. The combination of the two companies will further strengthen Equinix’s leadership position in the global data center services market by extending the company’s presence to 16 new markets across North America. Equinix will integrate Switch and Data’s data center business and operations, including the company’s 34 data centers in 22 markets in the U.S. and Canada. The acquisition will add more than one million gross square feet of data center capacity, bringing Equinix’s total global footprint to 79 data centers in 34 markets and more than six million square feet across the North American, European and Asia-Pacific markets. It will allow Equinix to immediately expand into new strategic markets, including Atlanta, Denver, Miami, Seattle and Toronto, as well as provide a platform for future expansion of Switch and Data assets.

The acquisition will help the companies’ customers respond to two broad market trends. The rapid growth of demand for online information is requiring companies to store and distribute larger volumes of latency sensitive assets and applications at the network edge, near local population centers. At the same time, the market compels companies to develop global aggregation and distribution strategies for their digital assets and applications. The transaction is expected to give Equinix customers broader access to local markets for their network edge deployments, and Switch and Data customers a comprehensive solution to their global data center needs. The customers of both companies will benefit from a stronger product portfolio and capacity pipeline in a market where demand continues to outpace supply, and from doing business with a partner that brings together the capabilities of two companies with strong reputations for operational excellence and high customer satisfaction.

“The strategic acquisition of Switch and Data by Equinix further strengthens Equinix’s position as the most comprehensive global data center services provider across North America, Asia-Pacific and Europe,” said Steve Smith, president and CEO of Equinix. “Our complementary business models, coupled with Switch and Data’s broad North American market coverage, provide a platform for strong growth as well as an opportunity to accommodate our customers’ demands for additional services.”

“For more than a decade, Switch and Data has provided colocation and data center services to support the needs of the world’s leading online brands,” said Keith Olsen, president and CEO of Switch and Data. “These businesses rely on Switch and Data to provide secure locations for them to connect and safeguard their mission-critical applications. The combination of Switch and Data’s North American site footprint and Equinix’s global reach will increase our addressable market, enhance our customers’ value, and drive incremental value to our stockholders.”

The parties are targeting completion of the transaction in the first quarter of 2010. The transaction will be subject to customary closing conditions, including the approval of Switch and Data’s stockholders and regulatory approvals. The transaction is expected to qualify as a tax-free exchange to Switch and Data’s stockholders with respect to the stock portion of the merger consideration. Equinix was advised by J.P. Morgan Securities Inc. and Davis Polk & Wardwell LLP. Switch and Data’s lead financial advisor for the transaction was Piper Jaffray & Co., and Deutsche Bank Securities Inc. and RBC Capital Markets served as co-advisors; Switch and Data’s legal advisor was Holland & Knight LLP. Raymond James & Associates, Inc. provided a fairness opinion to Switch and Data’s Board of Directors with respect to this transaction.

Financial Terms of the Transaction

Under the terms of the agreement, Switch and Data stockholders will have the opportunity to elect to receive either 0.19409 shares of Equinix stock or $19.06 in cash for each share of Switch and Data stock. The overall consideration to be paid by Equinix in the acquisition will be 80% Equinix stock, 20% cash. In the event that holders of more than 80% of Switch and Data’s stock elect to receive Equinix stock or holders of more than 20% of Switch and Data’s stock elect to receive cash, the merger consideration will be pro-rated to achieve these proportions. In addition, a portion of the cash consideration payable to Switch and Data stockholders may be replaced by an equivalent amount of Equinix stock to the extent necessary to enable the transaction to qualify as a tax-free exchange. The cash portion of the merger consideration will be financed through Equinix’s existing cash on hand. Switch and Data’s directors, executive officers and certain of its significant stockholders have agreed to vote shares representing 35% of Switch and Data’s outstanding stock in favor of the transaction.

Equinix will hold an investor conference call today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). Switch and Data President and CEO Keith Olsen will join Equinix President and CEO Steve Smith on the call to discuss the details of this announcement. To hear the conference call live, please dial 1-773-756-4788 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investors heading.

A replay of the call will be available beginning on Wednesday, October 21, 2009, at 7:30 p.m. (ET) through November 21, 2009 by dialing 1-203-369-1619. In addition, the Webcast will be available on the company’s Web site at www.equinix.com.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, content and financial companies, and more than 350 network service providers rely upon Equinix’s insight and expertise to protect and connect their most valued information assets. Equinix operates 45 International Business Exchange™ (IBX®) data centers across 18 markets in North America, Europe and Asia-Pacific.

Important information about Equinix is routinely posted on the investor relations page of its website located at www.equinix.com/investors. We encourage you to check Equinix’s website regularly for the most up-to-date information.

About Switch and Data

Switch and Data is a premier provider of data centers that house, power and interconnect the Internet. Leading content companies, enterprises and communications service providers rely on Switch and Data to connect to customers and exchange Internet traffic. Switch and Data has built a reputation for world-class service, delivered across the broadest colocation footprint and richest network of interconnections in North America. Switch and Data operates 34 sites in the U.S. and Canada, provides one of the highest customer satisfaction scores for technical and engineering support in the industry, and is home to PAIX® — the world’s first commercial Internet exchange, www.switchanddata.com.

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This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of Switch and Data into Equinix; a failure to receive significant revenue from customers in recently built out data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

Important Information for Investors and Stockholders

This communication may be deemed to be solicitation material in respect of the proposed transaction between Equinix and Switch and Data. In connection with the proposed transaction involving Equinix and Switch and Data, Equinix plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Equinix and Switch and Data plan to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Switch and Data. SWITCH AND DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Switch and Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Equinix and Switch and Data through the website maintained by the SEC at www.sec.gov. In addition, Switch and Data stockholders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch and Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch and Data’s corporate website at www.switchanddata.com.

Equinix, Switch and Data and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Equinix’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 23, 2009. Information regarding Switch and Data’s directors and executive officers is contained in Switch and Data’s annual proxy statement filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).